Exhibit 99.1

Name and Address of Reporting Person:	Thomas H. Lee Advisors, LLC
c/o Thomas H. Lee Partners, L.P.
100 Federal Street, 35th Floor
Boston, MA 02210

Issuer Name and Ticker or Trading Symbol:	Syneos Health, Inc. [SYNH]

Date of Earliest Transaction Required to
be Reported (Month/Day/Year):	June 7, 2021

Footnotes to Form 4

(1) The shares of the Issuer reported are beneficially owned by: THL Holdco, LLC (“THL Holdco”); Thomas H. Lee Partners, L.P. (“THL”); Thomas H. Lee Advisors, LLC (“THL Advisors”); Thomas H. Lee Equity Fund VI (2019), L.P. (“Fund VI 2019”); THL Fund VI (2019) Coinvestment Partners, L.P. (“Fund VI 2019 Coinvest”); Thomas H. Lee Equity Fund VII, L.P. (“Equity Fund VII”); Thomas H. Lee Parallel Fund VII, L.P.  (“Parallel Fund VII”); Thomas H. Lee Parallel (Cayman) Fund VII, L.P. (“Parallel (Cayman) Fund VII”); THL Executive Fund VII (“Executive Fund VII”); THL Equity Fund VII Investors (inVentiv), L.P. (“Equity Fund VII (inVentiv)”); THL Fund VII Coinvestment Partners, L.P. (“Fund VII Coinvest”); THL Coinvestment Partners, L.P. (“Coinvest Partners”); THL Managers VI, LLC (“THL Managers VI”); and THL Managers VII, LLC (“THL Managers VII”) (collectively with their affiliates, the “THL Funds”).

(2) THL Holdco is the managing member of THL Advisors, which in turn is the general partner of THL, which in turn is the sole member of THL Equity Advisors VI (2019), LLC (“Equity Advisors VI (2019)”), the sole member of THL Equity Advisors VII (“Equity Advisors VII”), the general partner of Fund VI 2019 Coinvest, and the general partner of Fund VII Coinvest. Equity Advisors VI (2019) is the general partner of Fund VI 2019. Equity Advisors VII is the general partner of Equity Fund VII, Parallel Fund VII, Parallel (Cayman) Fund VII, Executive Fund VII, and Equity Fund VII (inVentiv).

(3) Each of the Reporting Persons disclaims beneficial ownership of all shares of the Issuer for the purposes of Section 16 or for any other purpose, except to the extent of such Reporting Person’s pecuniary interest therein.

(4) Represents shares directly held and sold in an underwritten public offering (the “Offering”) by the following entities: 1,220,650 shares by Fund VI 2019, 39,297 shares by Fund VI 2019 Coinvest, 370,125 shares by Equity Fund VII, 292,043 shares by Parallel Fund VII, 391,429 shares by Parallel (Cayman) Fund VII, L.P., 32,443 shares by Executive Fund VII, 56,444 shares by Fund VII Coinvest and 2,414,449 shares by Equity Fund VII (inVentiv).

(5) Represents shares directly held by the following entities following the Offering: 228,786 shares by Fund VI 2019, 1,783 shares by Fund VI 2019 Coinvest, 16,797 shares by Equity Fund VII, 13,254 shares by Parallel Fund VII, 17,764 shares by Parallel (Cayman) Fund VII, L.P., 1,472 shares by Executive Fund VII, 2,562 shares by Fund VII Coinvest and 109,573 shares by Equity Fund VII (inVentiv).

(6) Represents shares directly held and sold in a private sale (the “Private Sale”) to the Issuer pursuant to a stock repurchase agreement entered into with the Issuer, dated June 1, 2021, by the following entities: 62,923 shares by Fund VI 2019, 1,783 shares by Fund VI 2019 Coinvest, 16,797 shares by Equity Fund VII, 13,254 shares by Parallel Fund VII, 17,764 shares by Parallel (Cayman) Fund VII, L.P., 1,472 shares by Executive Fund VII, 2,562 shares by Fund VII Coinvest and 109,573 shares by Equity Fund VII (inVentiv).

(7) Represents shares directly held by the following entities following the Private Sale: 0 shares by Fund VI 2019 (which also reflects a distribution in kind for no consideration of 165,863 shares in accordance with the relevant terms of Fund VI 2019’s partnership agreement), 0 shares by Fund VI 2019 Coinvest, 0 shares by Equity Fund VII, 0 shares by Parallel Fund VII, 0 shares by Parallel (Cayman) Fund VII, L.P., 0 shares by Executive Fund VII, 0 shares by Fund VII Coinvest and 0 shares by Equity Fund VII (inVentiv).

(8) Represents shares directly held and sold by THL Managers VI in the Offering.

(9) Represents shares directly held and sold by THL Managers VII in the Offering.

(10) Represents shares directly held by THL Managers VI following the Offering.

(11) Represents shares directly held by THL Managers VII following the Offering.

(12) Represents shares directly held and sold by THL Managers VI in the Private Sale.

(13) Represents shares directly held and sold by THL Managers VII in the Private Sale.

(14) Represents shares directly held by THL Managers VI following the Private Sale.

(15) Represents shares directly held by THL Managers VII following the Private Sale.